UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 9, 2010

Medallion Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	814-00188	04-3291176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 Madison Avenue, 38th Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 328-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 9, 2010, the Compensation Committee (the “Committee”) of the board of directors of Medallion Financial Corp. (the “Company”) approved fiscal year 2010 base salaries of $499,500 for Alvin Murstein, Chief Executive Officer, $935,000 for Andrew M. Murstein, President, $249,150 for Larry D. Hall, Senior Vice President and Chief Financial Officer, $278,848 for Michael J. Kowalsky, Executive Vice President and $305,023 for Brian S. O’Leary, Executive Vice President and Chief Operating Officer. The Committee also approved fiscal year 2009 cash bonuses of $75,000 to Mr. Hall and $70,000 to Mr. O’Leary.

The Committee’s compensation recommendations were thereafter unanimously approved by the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall

Name: Larry D. Hall
Title: Chief Financial Officer

Date: February 16, 2010